EXHIBIT 99.1

Indoor Harvest, Corp. 5300 East Freeway Suite A Houston, TX 77020 Tel 713-410-7903 grow@indoorharvest.com www.indoorharvest.com

LETTER OF INTENT

January 3, 2017

Alamo CBD, LLC.

8518 Pegasus Dr.

Selma, TX 78154

Re: Acquisition of Capital Stock of Alamo CBD, LLC.

Ladies and Gentlemen:

The purpose of this binding letter (the "Letter of Intent") is to set forth an understanding between and among Alamo CBD, LLC, a Texas limited liability company (the "Prospective Seller"), and Indoor Harvest Corp, a Texas corporation (the "Prospective Buyer"), with respect to the possible acquisition of all of the issued and outstanding capital stock (the "Capital Stock") of Prospective Seller (the "Transaction"). The parties intend to structure the Transaction as a merger with the Prospective Seller merging with and into Indoor Harvest Corp (the "Merger Parent").

Until a fully integrated, definitive agreement (the "Merger Agreement") and other related documents have been prepared, authorized, executed and delivered by and between all parties, this Letter of Intent shall bind both parties to such an extent as stated herein unless terminated in compliance with Section 17 below.

1. Basic Transaction. The Prospective Seller agrees to allow the Prospective Buyer to form a subsidiary, or a corporate reorganization as necessary, that allows the Prospective Buyer to separate its cannabis and produce operations by means of a corporate spin-off (the “Spin-off”) of its assets related to its engineering, procurement and construction operations and its produce related operations prior to the merger with the Merger Parent. All assets and operations related to cannabis will remain in the Merger Parent, which is currently quoted on the OTCQB under the ticker symbol INQD. It is the intent of the Transaction, that upon completion of the merger between the parties, that the Prospective Buyer will retain 40% of the Capital Stock and that the Prospective Seller will retain 60% of Capital Stock of the combined post-merger group in the Merger Parent. The post-merger group will be renamed to Alamo CBD and the Spin-off group will retain the right to use the registered trademark “Indoor Harvest”. The officers and directors of Alamo CBD, LLC will replace the officers and directors of Indoor Harvest, with the officers and directors of Indoor Harvest, managing the operations of the Spin-off assets and operations. Upon completion of the Spin-off and Merger, the two surviving companies will operate independently. The parties intend to execute the Spin-off and subsequent Merger Agreement on or before February 15, 2017 and to close the Transaction as soon as possible thereafter, but in no event later than April 1, 2017 (the "Closing Date"). The Closing Date may be extended by the mutual consent of the Prospective Seller and the Prospective Buyer.

2. Conditions Prior to Merger. The Prospective Buyer will be required to raise, as necessary, up to $1,000,000 in capital by February 15, 2017, to pay off all existing debt, including convertible notes, owed by the Prospective Buyer and to complete a spin-off of the Prospective Buyer’s produce related operations. Prior to the Merger, the Prospective Buyer will need sufficient working capital on hand to complete the Merger Transaction, to include a road show to conduct a public, or private offering, to include costs associated with preparing a plan and application to be listed on a senior exchange.

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3. Due Diligence. The Prospective Buyer shall have a period of up to fifteen (15) business days commencing on the day after the execution of this Letter of Intent (the "Due Diligence Period") to conduct an investigation of the prospects, business, assets, contracts, rights, liabilities and obligations of the Prospective Seller and the Subsidiaries, including financial, marketing, employee, legal, regulatory and environmental matters of the Prospective Seller and the Subsidiaries, to satisfy itself as to the desirability of proceeding with the Transaction and of the condition of the Prospective Seller and Subsidiaries, both financial and otherwise. During the Due Diligence Period, the Prospective Buyer shall have access to the books, records and all aspects of the business of the Prospective Seller and theSubsidiaries, all in accordance with the terms of Section 12 hereof. The Due Diligence Period may be extended by the mutual agreement of the parties. The Prospective Seller represents and warrants the following:

(a) Alamo currently owns ten (10) acres of land, to include water rights, in La Vernia, Texas, located within Wilson County Texas and intends to construct a 17,500 square foot cannabidiol pharmaceutical production facility and will seek a license to operate under the Texas Compassionate Use Act. In addition to filing an application under the Texas Compassionate Use Act, Alamointends to also file an application with the DEA and register to become an authorized producer of cannabis and cannabis extracts for pharmaceutical research and clinical trials within the United States.

(b) Alamo has entered into a Joint Venture Agreement with Vyripharm Biopharmaceuticals (“Vyripharm”). Under the Joint Venture Agreement, Alamo will provide various pure cannabis oil extracts to Vyripharm. Vyripharm has reformulated the use of its In-Situ Hydrogel, N4 Technology and Oligosaccharide (Dual Agent) Technology to develop applications in combination with medical cannabinoids for nuclear imaging and therapeutic applications for neurologic disorders including, but not limited to, post-traumatic stress disorder , epilepsy and other acute/chronic disorders, such as in cancers, metabolic disorders, and microbiome. All three technologies have extensive patent protection on their core platform. In addition Vyripharm is preparing a new full patent platform that focuses on medical cannabinoids. Vyripharm has entered into sponsored research agreements for its core platforms with the University of Texas Medical Branch Galveston, The University of Texas Health Science Center at Houston – Institute of Molecular Medicine Sponsored Research and The University of Texas M.D. Anderson Cancer Center. In addition there is also an agreement with the National Institute of Drug Abuse and pending agreements with Baylor College of Medicine and the VA Hospital in Houston, TX.

4. Proposed Form of Agreement. The Prospective Buyer and the Prospective Seller shall expeditiously negotiate to reach a written Merger Agreement, subject to the approval of the Prospective Buyer's Board of Directors and stockholders and the Prospective Seller's Board of Directors and stockholders, if required by applicable law or any regulatory authority. The Merger Agreement shall provide for all matters of material concern within the scope of this Letter of Intent as well as comprehensive representations, warranties, indemnifications, conditions and agreements by the Prospective Seller and other appropriate third parties, if any. It is the intent of the parties hereto that they shall exercise their best efforts to conclude the Merger Agreement to achieve these objectives. Any conflict or inconsistency shall be resolved amicably by both parties.

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5. Conditions to Transaction. The parties intend to be bound by this Letter of Intent subject to the execution and delivery of the Merger Agreement which, if successfully negotiated, would provide that the Transaction will be subject to customary terms and conditions, including without limitation, the following:

(a) receipt of all necessary consents and approvals of governmental bodies, lenders, lessors and other third parties;

(b) absence of any material adverse change in the Prospective Seller's and the Subsidiaries' business, financial condition, prospects, assets or operations since December 21, 2016;

(c) absence of pending or threatened litigation regarding the Merger Agreement or the transactions to be contemplated thereby;

(d) delivery of customary legal opinions, closing certificates and other documentation as shall be reasonably requested by the Prospective Buyer;

(e) execution of the Merger Agreement on terms found acceptable in the discretion of each party hereto;

(f) receipt of fairness opinions by both parties;

(g) receipt by Prospective Seller of a legal opinion in form reasonably acceptable to it that the Transaction qualifies as a tax free reorganization under the provisions of the Internal Revenue Code of 1986, as amended;

(h) treatment of the Transaction as a "pooling-of-interests" for accounting purposes; and

(i) approval by the stockholders of Prospective Buyer and Prospective Seller as required.

6. Proposed Employment Agreements. On the Closing Date, certain employees of the Prospective Seller and/or the Subsidiaries designated by the Prospective Buyer would enter into acceptable employment and non-competition agreements with Prospective Buyer.

7. Expenses. Each of the Prospective Buyer and the Prospective Seller shall be responsible for and bear all of its own costs and expenses (including any broker's, finder's, counsel and investment banking fees) incurred in connection with the Transaction, including expenses of its Representatives (as defined below) incurred at any time in connection with pursuing or consummating the Transaction accept as provided for under Section 2 above (Conditions Prior to Merger).

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8. Exclusivity. For a period of 45 days after this Letter of Intent is fully executed, the Prospective Buyer shall have a period of exclusivity, which period shall be extended through the Closing Date in the event the Merger Agreement is executed. During such period, the Prospective Seller shall not, directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the Transaction, the Prospective Seller or the Subsidiaries, or their assets or businesses, in whole or in part, whether through direct purchase, merger, consolidation or other business combination (other than sales of inventory in the ordinary course).

9. Governing Law. This Letter of Intent, the terms of the Transaction and all other matters relating to the Transaction (including theMerger Agreement) will be governed by the laws of the State of Texas, U.S.A., without regard to the conflicts of law provisions thereof.

10. Board Approval. This Letter of Intent will be subject to the approval by the Prospective Buyer's Board of Directors and by the Prospective Seller's Board of Directors.

11. Merger Agreement. The Prospective Buyer and its counsel shall be responsible for preparing the initial draft of the Merger Agreement. The Prospective Buyer and the Prospective Seller shall negotiate in good faith to arrive at a mutually acceptable Merger Agreement for approval, execution and delivery on or before February 15, 2017.

12. Access. The Prospective Seller shall provide to the Prospective Buyer complete access to the Prospective Seller's and theSubsidiaries' facilities, books and records, and shall cause the directors, employees, accountants and other agents and representatives (collectively, the"Representatives") of the Prospective Seller and the Subsidiaries to cooperatefully with the Prospective Buyer and the Prospective Buyer's Representatives inconnection with the Prospective Buyer's due diligence investigation of the Prospective Seller, the Subsidiaries and their assets, contracts, liabilities, operations, records and other aspects of their businesses. The Prospective Buyer shall be under no obligation to continue with its due diligence investigation or negotiations regarding the Merger Agreement if, at any time during or after the Due Diligence Period, the results of its due diligence investigation are not satisfactory to the Prospective Buyer for any reason in its sole discretion. In that case, the Prospective Buyer shall give a written notice to the Prospective Seller of its intent to terminate this Letter of Intent, and the Prospective Seller shall be under no further obligation with respect to exclusivity under Section 8.

13. Conduct of Business. Until the Merger Agreement has been duly executed and delivered by all of the parties or the Letter of Intent has been terminated pursuant to Section 17 below, the Prospective Seller and its Subsidiaries shall conduct their business only in the ordinary course, and shall not engage in any extraordinary transactions, without the Prospective Buyer's prior consent, including without limitation:

(i) disposing of any of their assets, except in the ordinary course of business or as agreed upon as part of the merger transaction;

(ii) materially increasing the annual level ofcompensation of any employee, and increasing the annual level ofcompensation of any person whose total compensation in the last preceding fiscal year exceeded $50,000, and granting any unusual orextraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formulas or otherwise;

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(iii) increasing, terminating, amending or otherwise modifying any plan for the benefit of employees;

(iv) issuing any equity securities or options, warrants, rights or convertible securities without prior approval by the seller;

(v) paying any dividends, redeeming any securities or otherwise causing assets to be distributed to any of their shareholders, except by way of compensation to employees who are also shareholders within the limitations set forth in subsection (ii) above;and

(vi) borrowing any funds, under existing credit lines or otherwise, except as reasonably necessary for the ordinary operation their businesses in a manner in keeping with historical practices.

14. Disclosure. The parties hereto shall cooperate with each other to make a joint disclosure of the existence of discussions regarding a possible transaction, including the Transaction, between the parties or any ofthe terms, conditions or other aspects of the Transaction proposed in thisLetter of Intent as expeditiously as possible and on terms mutually acceptableto the parties. Except as and to the extent required by law, without the prior written consent of the other party, neither the Prospective Buyer nor the Prospective Seller shall, and each shall direct its Representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding a possible transaction, including the Transaction, between the parties or any of the terms, conditions or other aspects of the Transaction proposed in this Letter of Intent.

15. Confidentiality. Except as and to the extent required bylaw, each party (for purposes of this Section 15, the "first party") agrees that it shall not disclose or use, and it shall cause its Representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other party furnished, or to be furnished, by either the other party or its Representatives to the first party or the first party's Representatives inconnection herewith at any time or in any manner other than in connection with its evaluation of the Transaction. For purposes of this Section 15, "Confidential Information" means any information about the other party provided hereunder; provided, however, that Confidential Information does not include information which the first party can demonstrate (i) is generally available to or known by the public other than as a result of improper disclosure by the first party or (ii) is obtained by the first party from a source other than the other party, provided further that such source was not bound by a duty ofconfidentiality to the other party or another party with respect to suchinformation. If this Letter of Intent is terminated pursuant to Section 17 below, the first party shall promptly return to the other party any Confidential Information in its possession. The parties shall enter into a mutually acceptable updated confidentiality and non-disclosure agreement concurrent with the execution and delivery of the Merger Agreement.

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16. Consents. The Prospective Buyer and the Prospective Seller shall cooperate with each other and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals from any government or regulating authorities or lenders, landlords or other thirdparties, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of theMerger Agreement.

17. Termination. This Letter of Intent may be terminated:

(i) by mutual written consent of the Prospective Buyer and the Prospective Seller;

(ii) upon written notice by any party to the other party if the Merger Agreement has not been executed by April 1, 2017;

(iii) by either party when the other party is in default of this Letter of Intent; or

(iv) at any time by the Prospective Buyer if theProspective Buyer shall determine in its sole discretion that the results of its due diligence investigation are not satisfactory in anyrespect.

Upon termination of this Letter of Intent, the parties hereto shall have no further obligation hereunder, except Sections 14 and 15 above shall survive such termination.

18. Arbitration. Any and all disputes arising out of or inconnection with the negotiation, execution or interpretation of this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will be held in Houston, Texas. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay its own attorneys' fees and costs in connection with any arbitration under this Section 18.

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This letter supersedes all prior understandings or agreements betweenthe parties. Please sign this Letter of Intent in the space provided below to confirm the mutual agreements set forth herein, and return a signed copy to theundersigned.

Very truly yours,

INDOOR HARVEST CORP, a Texas corporation

By:	/s/ Chad Sykes
Name:	Chad Sykes
Title:	Chief Innovation Officer

Acknowledged and agreed as of the foregoing date.

ALAMO CBD LLC,

By:	/s/ Dr. Lang Coleman
Name:	Dr. Lang Coleman
Title:	Chief Executive Officer

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